Investor Presentation • October 2016 Exhibit 99.1

Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, liquidity, results of operations, future performance and business of CNB Financial Corporation. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to: (i) changes in general business, industry or economic conditions or competition; (ii) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iii) adverse changes or conditions in capital and financial markets; (iv) changes in interest rates; (v) higher than expected costs or other difficulties related to integration of combined or merged businesses; (vi) the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; (vii)  changes in the quality or composition of our loan and investment portfolios; (viii) adequacy of loan loss reserves; (ix) increased competition; (x) loss of certain key officers; (xi) continued relationships with major customers; (xii) deposit attrition; (xiii) rapidly changing technology; (xiv) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xv) changes in the cost of funds, demand for loan products or demand for financial services; (xvi) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices; and (xvii) our success at managing the foregoing items. Such developments could have an adverse impact on our financial position and our results of operations. The forward-looking statements are based upon management’s beliefs and assumptions. Any forward-looking statement made herein speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CNB Financial Overview Network of 40 branches through principal subsidiary, CNB Bank: 21 CNB Bank full-service branches in North Central Pennsylvania 8 full-service branches through ERIEBANK, a division of CNB Bank, headquartered in Erie, PA 9 full-service branches through FCBank, a division of CNB Bank, headquartered in Dublin, OH 2 full-service branches through recent acquisition of Lake National Bank in Mentor, OH, which operate under the ERIEBANK division Loan production offices in Hollidaysburg, PA, Lancaster, OH and Ashtabula, OH Holiday Financial Services Corporation is a consumer discount loan company with 12 offices CNB Financial (“CNB”), the parent financial holding company of CNB Bank, is a full-service, regional independent community bank, headquartered in Clearfield, PA, providing services, including wealth and asset management, to individuals, businesses, governments, and institutional customers Key Financials at June 30, 2016: Assets: $2.3 billion Loans: $1.6 billion Deposits: $1.9 billion NASDAQ: “CCNE” Source: SNL Financial and company data. Information and data as of June 30, 2016 Full-service branches Loan production offices

CNB’s Experienced Management Team     YEARS AT CCNE YEARS IN INDUSTRY EXECUTIVE TITLE Joseph B. Bower Jr. President & Chief Executive Officer 19 23 Richard L. Greslick Jr. SEVP / Chief Operating Officer & Secretary 18 18 Joseph E. Dell Jr. EVP / Chief Lending Officer 3 32 Mark D. Breakey SEVP / Chief Credit Officer 25 31 Brian W. Wingard EVP / Chief Financial Officer & Treasurer 8 8 Leanne D. Kassab EVP / Marketing 20 22 Mary Ann Conaway EVP / Human Resources 34 34 David J. Zimmer President of ERIEBANK 11 32 J. Andrew Dale President of FCBank 3 29 Martin Griffith President of Bank on Buffalo 1 25

CNB’s Vision and Five Pillars of Success Look for a way to say yes to your customers, co-workers and community, every time Leadership in Local Communities – a differentiating factor is CNB’s level of investment and leadership in local communities; CNB Bank, ERIEBANK, and FCBank develop key community initiatives to incorporate into the annual budget with leadership and employee assignments. Exceptional Customer Experience – in order to differentiate from the competition, CNB must provide consistently exceptional customer service from staff, which in turn will lead to positive customer experiences (CX) – an enterprise-wide CX plan will be implemented. Employee Development – a critical component of workplace culture and employee satisfaction is to continue quality training programs and promote personal development of staff. A Consistent Approach to Growth – CNB proactively evaluates targets for de novo and/or acquisition potential. This includes both geographical areas and financial institutions. CNB Bank will continue to operate as CNB Bank, ERIEBANK and FCBank; each market has a unique marketing and growth strategy with centralized operational support and led by local market Presidents. A Solid Foundation of Technology – deeply entwined in every aspect of our service model is the need for current technology. Strategically, we need to be at, or ahead, of the competition in our delivery of products and functionality for our core business – commercial orientation to middle market businesses.

History of CNB Financial 1865: County National Bank of Clearfield established 1934: Reorganizes through a stock offering to existing depositors 1984: Forms CNB Financial Corporation holding company 2005: ERIEBANK is formed 2005: Purchases assets of Holiday Consumer Discount Company and forms Holiday Financial Services Corporation 2006: Conversion to a state banking charter 2010: Joseph Bower becomes CEO after retirement of William Falger 2008-2009: Receives approval to raise $21 million via TARP; CNB chooses not to participate 2010: Capital raise of $34.5 million 2013: Acquisition of FC Banc Corp. headquartered in Bucyrus, Ohio with $360 million in assets 2015: 150th Anniversary Celebration 2016: Acquisition of Lake National Bank headquartered in Mentor, Ohio with $153 million in assets 1865 1934 1984 2005 2006 2008 2009 2010 2013 2015 2016

CNB’s Growth Model CNB’s strong growth, both organic and by M&A, has been a result of its business model which involves identifying the right market in which to operate based on market demographics that fit CNB’s lending expertise (small and mid-sized commercial and industrial lending) and then finding the right local person with market experience to deliver the CNB product set and sophistication of services to grow organically in the market CNB created its ERIEBANK franchise using this model and grew to over $500 million in loans in ten years In Ohio, CNB entered the greater Columbus market through its acquisition of FCBank but has since executed this same strategy to grow organically in the FCBank market through new offices and additional lenders The same opportunity exists in the greater Cleveland, OH market with CNB’s recent acquisition of Lake National Bank CNB has recently hired a local banker to oversee its entrance into Buffalo, New York with Bank on Buffalo M&A is not a priority in CNB’s growth strategy; however, it will remain opportunistic and would consider transactions that would meet its financial criteria and also expand its presence into new markets that fit its business model (e.g. FCBank, Lake National); bring significant talent; and/or fill in existing markets

Profitable Growth Over Past Five Years Source: SNL Financial as of June 30 or most recent quarter for each respective year. Peers consisting of banks headquartered in the Northeast, as well as OH, WV, IN, and KY (states bordering CNB footprint), excluding metro markets, with total assets between $1 billion and $5 billion who are traded on a national exchange. See page 29 for list of peers.

While still growing in its home market of Clearfield, PA, CNB has successfully expanded organically into Erie, PA into Columbus, OH through its acquisition of FCBank and into Cleveland, OH with its recent acquisition of Lake National Bank Loans in the Clearfield, PA market represent 45% of loans outstanding at June 30, 2016 compared to nearly 80% at year-end 2009 The Erie, PA marketplace represents nearly 30% of loans outstanding at June 30, 2016 The Ohio markets of Columbus and Cleveland represent 26% of loans outstanding at June 30, 2016 Greater Concentration in Metropolitan Markets (% of loan portfolio) 12/31/09 12/31/12 6/30/16* * Source: Company data; June 30, 2016 pro forma for the acquisition of Lake National Bank

Strong Organic Loan and Deposit Growth Strong organic loan and deposit growth through the financial crisis and recession Fundamental focus on originating loans in-market and funding with local, low-cost core deposits, while maintaining asset quality CNB Bank strives to be more customer-driven than its competitors and build long-term customer relationships by being reliable and competitively priced CNB specializes in serving the small and medium-sized businesses that are headquartered in its markets and competes effectively against both the larger regional banks and smaller community banks for clients whose borrowing needs range between $1 million and $10 million CNB maintains a local-market presence with local decision-making and advisory boards all supported by a centralized back-office headquartered in Clearfield, PA

Ever-Changing Competitive Landscape Source: SNL Financial based on deposit market share at June 30, 2000 and 2015. Aggregate deposit market share for those counties in Pennsylvania in which CNB had a presence. 2000 2015

Market Overview Erie is the 4th largest city in Pennsylvania. Erie's vibrant business community is growing increasingly more diverse. The region's strong manufacturing history has helped encourage recent growth in smaller-scale steel and plastics manufacturers, as well as healthcare, insurance, tourism and education industries. The Erie region's largest employer, GE Transportation, maintains its world headquarters facility in Erie, Pennsylvania and is the largest employer in Erie, PA. Lord Corporation was founded in Erie and maintains major operations in the region. Diesel-electric locomotive building remains the largest manufacturer sector in Erie. More than 10% of American plastics are manufactured or completed in Erie-based plastics plants. Columbus' diversified economy is balanced among the services, trade, government, and manufacturing sectors. In the Columbus Region, manufacturing is thriving with more than 1,700 manufacturers employing more than 85,000 people. Hundreds of thousands of goods roll off production lines every day—from automobiles and fertilizer to beer and baby formula. Mentor is one of Northeast Ohio’s largest communities and the largest city in Lake County with a population of over 45,000. There are approximately 2,570 businesses located in Mentor and more than 34,000 employees working in a diverse range of businesses including major corporations, manufacturers, retailers, specialty shops and small businesses. Mentor, which serves as a retail hub for many of the eastern suburbs of Cleveland, ranks seventh in Ohio for total retail sales with approximately 600 stores and approximately 3.3 million square feet of prime retail space. Buffalo is the second largest city in the state of New York with a population of 1.13 million in the greater Buffalo region. Economic sectors include industrial, light manufacturing, high technology and service industries. In 2016, the U.S. Bureau of Economic Analysis valued the Buffalo area economy at $54.9 billion. Source: eriepa.com; city-data.com; columbusregion.com; The City of Mentor; bea.gov

Market Overview Source: Deposit market share at June 30, 2015. Pro forma to include Lake National Bank

At June 30, 2016: Eight branches One loan production office in Ashtabula, Ohio $517 million in loans and loan growth of $53.7 million, or 11.6%, since June 30, 2015 $634 million in deposits and deposit growth of $18.3 million, or 3.0%, since June 30, 2015 ERIEBANK, a division of CNB Bank, was created de novo in 2005

The acquisition of FC Banc Corp. in 2013 expanded CNB’s geographic footprint into Central Ohio with meaningful size and scale $400 million in total assets; $334 million in loans; and $357 million in deposits as of June 30, 2016 Loan growth of $40.7 million, or 13.9%, since June 30, 2015 Opportunity to replicate CNB’s already successful ERIEBANK model in a market conducive to CNB’s business plan Significant opportunity for both organic and strategic growth going forward Addition of C&I lenders who will focus in the Columbus and Lancaster areas Successful Expansion into Ohio

Lake National Bank – Completed July 2016 Lake National Bank is a healthy, well performing institution in a major metropolitan market with $155 million in assets at March 31, 2016 Entering greater Cleveland area with a small acquisition allows for continued organic growth without needing new acquisitions (similar to our entry into Columbus) Cash consideration leverages regulatory capital without ownership dilution Accretive to earnings beginning first full year (2017); TBV dilution earned back inside 5 years CNB Financial Corp. (38 branches) Loan Production Office Lake National Bank (2 branches) Logical market extension of ERIEBANK franchise Demographically attractive market with significant organic growth potential; One of very few community banks in a market dominated by larger institutions; and Mentor is known for its mid-sized commercial and industrial businesses, which is a core strength of CNB and a market it knows well. Leadership team that remains with CNB post-transaction Closed July 15, 2016

Building Infrastructure to Support Future Growth CNB has experienced significant growth, almost doubling its size since December 31, 2009, assets have grown to $2.3 billion at June 30, 2016 from $1.2 billion at December 31, 2009 The rapid increase in assets through the growth in number of customers led management to analyze its infrastructure to determine how much it could continue to grow with the current complement of people and staff As a result, CNB made numerous infrastructure, personnel, and other investments during 2015 and early 2016 to facilitate its continued growth: A building project was completed which added approximately 15,000 square feet of space to our existing headquarters to better leverage our facilities, technology, and personnel. This new modern facility allows us to house our back-office staff to operate well into the foreseeable future; CNB added 27 full-time equivalent staff, which included both customer-facing personnel such as business development and wealth management officers, as well as support department personnel; and Upgraded its core processing system which involved some non-recurring costs in 2015 ($108 thousand) and 2016 ($1.6 million). With these investments, CNB now has the infrastructure in place to support its continued growth over the next several years

Customer-Efficient, Cost-Effective Retail Delivery CNB’s branch network has evolved to more customer-friendly branches providing customers with a one-on-one experience Branches are staffed with employees that can handle all of a customer’s needs from account openings to customer service CNB recently completed an upgrade of its core processing system, along with most of its other electronic offerings, including enhancements to mobile and eBanking solutions to provide the most up-to-date services to its customers

Financial Information

Diversified Loan Portfolio $791 million 6.43% yield $1.7 billion 4.74% yield

Attractive Deposit Mix $1.2 billion 1.42% cost of deposits $1.9 billion 0.51% cost of deposits

Total Portfolio $521 million Tax Equivalent Book Yield 2.72% Effective Duration 3.1 years Price Change +300 bps (9.9%) Available-for-Sale Investment Portfolio June 30, 2016 Total Portfolio $686 million Tax Equivalent Book Yield 2.70% Effective Duration 3.6 years Price Change +300 bps (12.3%) December 31, 2014

Deposit Market Share Source: SNL Financial. Deposit market share as of June 30, 2015. Pro forma to include Lake National Bank

Strong Profitability * Note 2013 full year net income includes one-time merger costs of $2.4 million (pre-tax) related to the acquisition of FC Banc Corp, 2015 net income includes one-time merger costs of $308 thousand (pre-tax) related to the acquisition of Lake National Bank and YTD 2016 net income includes one-time merger costs of $227 thousand (pre-tax) related to the Lake National Bank acquisition, core processing conversion costs of $1.6 million (pre-tax), and prepayment penalties for long-term borrowings of $1.5 million (pre-tax) partially offset by net realized gain on securities of $1.0 million (pre-tax)

Stable Net Interest Margin

Superior Asset Quality Source: SNL Financial. NPAs excluded restructured loans. Texas ratio defined as NPA & Loans 90+/ Tangible Common Equity* + Allowance for Loan Losses. * Please see slide 29 for a reconciliation of non-GAAP financial information

Strong Capital Levels * Please see slide 29 for a reconciliation of non-GAAP financial information.

Subordinated Debenture – Term Sheet Issuer: CNB Financial Corporation Security: 5.75% Fixed-to-Floating Rate Subordinated Notes due October 15, 2026 Aggregate Principal Amount: $50,000,000 Expected Rating: Kroll Bond Rating Agency: BBB- A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. Trade Date: September 30, 2016 Final Maturity (if not previously redeemed): October 15, 2026 Coupon: From and including the September 30, 2016 to, but excluding, October 15, 2021 or an earlier redemption date, at the rate of 5.75% per annum. From and including October 15, 2021 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month USD LIBOR rate plus 455 basis points. Interest Payment Dates: Commencing on January 15, 2017 interest on the notes will be payable on January 15, April 15, July 15 and October 15 of each year through October 15, 2021, and thereafter on January 15, April 15, July 15 and October 15 of each year through the maturity date or earlier redemption. Day Count Convention: 30/360 to but excluding October 15, 2021, and, thereafter, a 360-day year and the number of days actually elapsed. Optional Redemption: The Company may, at its option, at any time on or after October 15, 2021, on any Interest Payment Date thereafter and prior to the Maturity Date, redeem the Notes, in whole or in part, at a redemption price equal to100% of the principal amount of this Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. Any partial redemption will be made pro rata among all of the holders; provided that in no case shall any Subordinated Notes held by any parent company or subsidiary of the Company be deemed to be outstanding. Special Event Redemption: If all or any portion of the Subordinated Notes cease to be deemed to be Tier 2 Capital due to a change in applicable capital regulations (a “Capital Treatment Event”), Issuer shall have the right to redeem, on any Interest Payment Date, all or such portion of the Subordinated Notes at a redemption price of 100% of the principal amount of this Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. Listing and Trading Markets: Currently there is no public market of the notes. The Company does not intend to list the notes on any securities exchange or to have the notes quoted on a quotation system. CUSIP/ISIN: 126128 AA5 / US126128AA57 Sole Placement Agent: Griffin Financial Group, LLC

Non-GAAP Financial Reconciliation

Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and the core deposit intangible from the calculation of shareholders' equity. Tangible assets is calculated by excluding the balance of goodwill and the core deposit intangible from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition because, in the case of the tangible common equity to tangible assets ratio, the ratio is an additional measure used to assess capital adequacy and, in the case of tangible book value per share, tangible book value per share is an additional measure used to assess the Corporation's value. Because not all companies use the same calculations of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except share and per share data).

($ in thousands)	2010	2011	2012	2013	2014	2015	Quarter Ended 6/30/2016
Total Shareholders' Equity	$109,645	$131,889	$145,364	$164,911	$188,548	$201,913	$210,938
Less Goodwill	10,821	10,821	10,946	27,194	27,194	27,194	27,194
Less Core Deposit Intangible	-	-	-	4,583	3,403	2,395	1,964
Tangible Common Equity	$98,824	$121,068	$134,418	$133,134	$157,951	$172,324	$181,780
Total Assets	$1,413,511	$1,602,207	$1,773,079	$2,131,289	$2,189,213	$2,285,136	$2,336,392
Less Goodwill	10,821	10,821	10,946	27,194	27,194	27,194	27,194
Less Core Deposit Intangible	-	-	-	4,583	3,403	2,395	1,964
Tangible Assets	$1,402,690	$1,591,386	$1,762,133	$2,099,512	$2,158,616	$2,255,547	$2,307,234
Total Shareholders' Equity / Total Assets	7.76%	8.23%	8.20%	7.74%	8.61%	8.84%	9.03%
Tangible Common Equity / Tangible Assets	7.05%	7.61%	7.63%	6.34%	7.32%	7.64%	7.88%
Tangible Book Value per Share	$8.08	$9.78	$10.77	$9.23	$10.97	$11.96	$12.57
Ending Shares Outstanding	12,237,261	12,377,318	12,475,904	14,427,780	14,404,416	14,407,980	14,462,007

CNB FINANCIAL CORPORATION

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CNB Peers $1 to $5 billion Source: SNL Financial at of June 30, 2016 or most recent quarter. Peers consisting of banks headquartered in the Northeast, as well as OH, WV, IN, and KY (states bordering CNB footprint), excluding metro markets, with total assets between $1 billion and $5 billion who are traded on a national exchange.